As Filed With The Securities And Exchange Commission On March ___, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                              FALCON PRODUCTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                           43-0730877
 (State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)

  9387 Dielman Industrial Drive
       St. Louis, Missouri                                       63132
(Address of Principal Executive Offices)                       (Zip Code)

                   FALCON PRODUCTS, INC. AMENDED AND RESTATED
                             1991 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               Franklin A. Jacobs
                Chairman of the Board and Chief Executive Officer
                              Falcon Products, Inc.
                          9387 Dielman Industrial Drive
                            St. Louis, Missouri 63132
                     (Name and address of agent for service)

                                 (314) 991-9200
                        (Telephone number, including area
                           code, of agent for service)

                        Copies of all correspondence to:
                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                  Proposed        Proposed
 Title Of                          Maximum         Maximum           Amount of
Securities To    Amount To Be   Offering Price    Aggregate         Registration
Be Registered    Registered(1)   Per Share(2)   Offering Price         Fee
--------------------------------------------------------- ----------------------
Common Stock
$.02 par value
per share          1,500,000       $8.65        $12,975,000.00       $3,243.75

================================================================================

(1) Represents maximum number of additional shares of Common Stock (1,500,000) available for issuance under the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan. The Registrant previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission on March 26, 1992 (Reg. No. 33-46997) and March 21, 1995 (Reg. No. 033-58159) relating to securities offered under such Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the New York Stock Exchange on March 27, 2001.

       Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional shares that may be issued to adjust the number of shares issued pursuant to the Plan as a result of any future stock split, stock dividend or other similar adjustment of the outstanding shares of Common Stock of Falcon Products, Inc.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The Registrant previously filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-8 on March 26, 1992 (Registration No. 33-46997) and March 21, 1995 (Reg. No. 033-58159)
relating to securities offered under the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan. The contents of such previously filed registration statements on Form S-8, including exhibits thereto, are incorporated herein by reference, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for fiscal year ended October 28, 2000;

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 27, 2001; and

(c) The description of the Registrant's common stock which is contained in the Registration Statement on Form 8-A, filed by the Registrant on November 28, 1995 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits

         The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit
Number                  Description
-------                 -----------

5          Opinion of Gallop, Johnson & Neuman, L.C. (filed herewith).

23.1       Consent of Arthur Andersen, L.L.P. (filed herewith).

23.2       Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5).

24 Power of Attorney (included on signature page of the registration statement).

99.1 Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan, incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (Reg. No. 33-46997).

99.2 Amendment to the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan, incorporated herein by reference to Exhibit 10.18 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 30, 1993.

99.3 Amendment No. 2 to the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan, incorporated herein by reference to Exhibit
           10.23 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 29, 1994.

99.4 Amendment No. 3 to the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan, incorporated herein by reference to Exhibit
           10.16 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 28, 2000.

99.5 Amendment No. 4 to the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan (filed herewith).

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of St. Louis, State of Missouri, on March 29, 2001.

                                       FALCON PRODUCTS, INC.


                                       By:  /s/ Franklin A. Jacobs
                                            ------------------------------------
                                            Franklin A. Jacobs,
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Falcon Products, Inc., hereby severally and individually constitute and appoint Franklin A. Jacobs and Michael J. Dreller, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


  Name                            Title                             Date
  ----                            -----                             ----

/s/ Franklin A. Jacobs        Chairman, President,               March 29, 2001
-------------------------     Chief Executive
Franklin A. Jacobs            Officer and Director
                              (Principal Executive Officer)

/s/ Michael J. Dreller        Vice President,                    March 29, 2001
-------------------------     Chief Financial Officer,
Michael J. Dreller            Secretary and Treasurer
                              (Principal Financial and
                              Accounting Officer)


/s/ David L. Morley           President, Chief Operating         March 29, 2001
-------------------------     Officer, and Director
David L. Morley


                              Director                           March ___, 2001
-------------------------
Melvin F. Brown


/s/ Donald P. Gallop          Director                           March 29, 2001
-------------------------
Donald P. Gallop


                              Director                           March ___, 2001
-------------------------
Steven C. Roberts


/s/ S. Lee Kling              Director                           March 29, 2001
-------------------------
S. Lee Kling


                              Director                           March ___, 2001
-------------------------
Lee M. Liberman

                                    FORM S-8

                              Falcon Products, Inc.

                                  EXHIBIT INDEX

Exhibit
Number                     Description
-------                    -----------

5          Opinion of Gallop, Johnson & Neuman, L.C. (filed herewith).

23.1       Consent of Arthur Andersen, L.L.P. (filed herewith).

23.2       Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5).

24 Power of Attorney (included on signature page of the registration statement).

99.1 Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan, incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (Reg. No. 33-46997).

99.2 Amendment to the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan, incorporated herein by reference to Exhibit 10.18 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 30, 1993.

99.3 Amendment No. 2 to the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan, incorporated herein by reference to Exhibit
           10.23 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 29, 1994.

99.4 Amendment No. 3 to the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan, incorporated herein by reference to Exhibit
           10.16 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 28, 2000.

99.5 Amendment No. 4 to the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan (filed herewith).